Exhibit 99.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 11-K

☑	Annual Report Pursuant to Section 15(d) of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 2002

or

☐	Transition Report Pursuant to Section 15(d) of the Securities Exchange Act of 1934

For the transition period from ___________ to __________

Commission file number: 1-1969

A.	Full title of the plan and address of the plan:

Arbitron 401(k) Plan Arbitron Inc. 142 West 57th Street New York, New York 10019

B.	Name of issuer of the securities held pursuant to the plan and the address of its principal executive offices:

Arbitron Inc. 142 West 57th Street New York, New York 10019

REQUIRED INFORMATION

Since the Arbitron 401(k) Plan (the “Plan”) is subject to the Employee Retirement Income Security Act of 1974, the Plan financial statements for the fiscal year ended December 31, 2002 will be filed on or before June 30, 2003.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBITRON 401(k) PLAN

By:	/s/ WILLIAM J. WALSH William J. Walsh Executive Vice President of Finance and Planning and Chief Financial Officer of Arbitron Inc., Chairman of the Retirement Committee of the Arbitron 401(k) Plan

Date: March 21, 2003